Exhibit 4.20

ASSENT TO ASSIGNMENT OF RIGHTS

This ASSENT TO ASSIGNMENT OF RIGHTS (hereinafter referred to as the "Agreement”) is entered into on this 3rd day of July, 2003, by and between BioKinetix Research, Incorporated (hereinafter referred to as "BIOK."), a corporation organized under the laws of the Province of Alberta, Canada, and whose principal business address is 1500 - 885 West Georgia Street, Vancouver, British Columbia V6C 3B8, and INNEXUS, Incorporated (hereinafter referred to as "INNEXUS"), a corporation organized under the laws of the State of Washington, USA.

WHEREAS, BIOK and INNEXUS executed a Licensing Agreement (attached hereto as "Exhibit 1”, and hereinafter referred to as the "Licensing Agreement") which granted Beglend Corporation and its its research and development affiliate entity, BIOK, a license to exploit certain Licensed Technologies(hereinafter referred to as the "Rights"); and

WHEREAS, Section 12.9 of the Licensing Agreement states that the rights granted may not be assigned, in whole or in part, without the prior written consent of the parties to the Licensing Agreement; and

WHEREAS, BIOK. wishes to enter into an agreement (hereinafter referred to as the "Assignment") with a third party publicly trading and publicly reporting company RJV Networks, Incorporated (“RJVN"), a Washington corporation, and that the proposed Assignment with RJVN provides for RJVN to essentially "step into the shoes of BIOK” and take the place of BIOK with respect to theLicensing Agreement insofar as the proposed Assignment with RJVN will; (1) assign any and all rights BIOK was granted pursuant to the Licensing Agreement, and (2) mandate that RJVN be bound to all of the terms and conditions set forth in the Licensing Agreement;

NOW THEREFORE, in accordance with the terms of the Licensing Agreement and in reliance on all of the aforementioned, INNEXUS, Incorporated, by affixing the below signatures(s), hereby agrees to the Assignment of the Rights to RJVN.

Acknowledged     and     agreed to  by

Acknowledged    and    agreed    to    by

INNEXUS, Incorporated on this 3rd  day

BioKioetix Research, Inc. on this 3rd

of July, 2003.

day of July, 2003

/s/ Alton C. Morgan

/s/ John Todd

Dr. Alton C. Morgan

Dr. JohnTodd
Authorized Signature

Authorized Signature

Beglend Corporation Authorized Signature

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME